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                                                                      Exhibit 21

                                 Subsidiaries
                                 ------------

Name of Subsidiary*                                Jurisdiction of organization
------------------                                 ----------------------------

Auric Corporation (dba OMG Fidelity)                         Delaware

Fidelity Chemical Products Malaysia SDN.BHD                  Malaysia

Fidelity Chemical Products (BAH) Limited                     Bahamas

D&O Incorporated  (50%)                                      Japan

J&O Incorporated  (50%)                                      Korea

Kokkola Chemicals Oy                                         Finland

OMG Americas, Inc.                                           Ohio

OMG Apex, Inc                                                Delaware

OMG JETT, Inc.                                               Ohio

OMG Europe GmbH                                              Germany

OMG Asia Pacific Co., Ltd.                                   Taiwan

SCM Metal Products Inc.                                      Delaware

SCM Metal Products Singapore PTE Ltd. (70%)                  Singapore

Vasset, S.A.                                                 France

OMG Belleville Limited                                       Canada

OM Group Export Limited                                      Barbados

OMG BV                                                       Netherlands


*Percentage in parenthesis indicates the Company's ownership if other than 100%